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                                                                    EXHIBIT 99.2


                             [RADIOLOGIX LETTERHEAD]



                                                                   PRESS RELEASE
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CONTACT: PAUL R. STREIBER                                 FOR IMMEDIATE RELEASE
         INVESTOR RELATIONS                                   DECEMBER 12, 2001
         (214) 303-2702
         paul.streiber@radiologix.com


  RADIOLOGIX CONFIRMS AND ADDS TO FINANCIAL GUIDANCE FOR 2002; COMPANY ARRANGES
                      $35 MILLION REVOLVING CREDIT FACILITY

               --------------------------------------------------

DALLAS, Dec. 12 -- Radiologix, Inc. (Amex: RGX ) today confirmed and added to the financial guidance for fiscal year 2002 that it discussed during its third quarter earnings conference call in early November. In addition to confirming existing fiscal year 2002 guidance (reiterated below), Radiologix said that it anticipates that diluted earnings per share (EPS) will grow at least 15 percent compared to fiscal year 2001 EPS guidance of $0.70 to $0.75.

"This guidance reflects the better position Radiologix is in today to continue our core-market focus that has produced such strong results in 2001," said Mark Wagar, Chairman and CEO of Radiologix. "Having the Senior Notes in place adds permanence to our capital structure and provides clear visibility on the capacity of Radiologix to grow at a rate at which we can successfully execute. This structure frees up cash for in-market capital projects which will drive same-store growth."

Separately, Radiologix announced that it has arranged a $35 million Revolving Credit Facility through General Electric Capital Corporation for general corporate purposes. The three-year Revolving Credit Facility bears interest according to a grid based on credit statistics, ranging from LIBOR plus 3.00 percent to LIBOR plus 3.50 percent.

"The reformation of our capital structure represents a milestone for Radiologix," added Sami Abbasi, Executive Vice President and CFO of Radiologix. "The placement of the Senior Notes, combined with our new credit facility, puts the Company in a solid financial position for the foreseeable future, and will allow us to more fully realize the potential of our market- concentration and multi-modality strategies."

Fiscal Year 2002 Financial Guidance

Since these financial measures are for an extended period of time and because several assumptions were made in determining this guidance, a change in the factors that affect our business could impact

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actual results. This guidance does not reflect acquisitions or material expansion projects. For fiscal year 2002, Radiologix expects:

                                                     Fiscal Year 2002
     Same store revenue growth (v. 2001)                  At least 8%
     EBITDA growth (v. 2001)                             At least 10%
     Diluted earnings per share growth         At least 15% over 2001
                                           guidance of $0.70 to $0.75
     DSOs                                               70 to 75 days

Fiscal year 2002 projections and guidance are forward-looking statements that relate to future financial results or business expectations and, therefore, may prove to be inaccurate due to changing or unexpected circumstances. Fiscal year 2002 projections and guidance are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Please see the cautionary statements in the final paragraph below.

In connection with this press release, you are invited to listen to a conference call with Mark Wagar, Chairman and CEO, and Sami Abbasi, Executive Vice President and CFO, that will be broadcast live over the Internet on Wednesday, December 12, 2001, at 3:30 PM CT. You may listen to the call via the Internet by navigating to Radiologix's Web site (http://www.radiologix.com ) and clicking on "Stock" from the home page top navigation and then clicking on "Conference Call" on the left navigation.

If you are unable to participate during the live webcast, the conference call will be archived on Radiologix's Web site, http://www.radiologix.com . To access the replay, click on "Stock" from the home page top navigation and then click on "Conference Call" on the left navigation.

Radiologix (http://www.radiologix.com ) is a leading national provider of diagnostic imaging services in the United States through (i) its ownership and operation of technologically advanced, multi-modality diagnostic imaging centers, and (ii) its provision of administrative, management and other information services to certain radiology business partners. Radiologix derives the majority of its revenues from the production and management of diagnostic imaging procedures utilizing technologies such as x-ray, magnetic resonance imaging ("MRI"), computed tomography ("CT"), mammography, ultrasound, nuclear medicine and positron emission tomography ("PET"), as well as general radiography and fluoroscopy. These images, and the radiology reports that are based on these images, permit ordering physicians to diagnose and manage diseases and injuries more accurately and effectively than would be possible without this clinical information. Radiologix owns or operates 120 imaging centers located in 18 states, with concentrated geographic coverage in markets located in California, Florida, Kansas, Maryland, New York, Texas and Virginia.

This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that exist in the Company's operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management's opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with Radiologix's acquisition and expansion strategy; integration of Radiologix's contracted radiology practices and newly-acquired imaging centers; Radiologix's ability to achieve operating efficiencies and engage in successful new development efforts; regulatory changes; reimbursement

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trends; governmental policies; and general economic and business conditions.
Such risks and uncertainties, as well as additional risk factors which could affect the forward-looking statements made in this press release, are included in Radiologix's filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-K/A dated April 2, 2001, and April 30, 2001, respectively. Any forward-looking statement speaks only as of the date on which such statement is made. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.